Exhibit 5.1

CHOATE, HALL & STEWART LLP

TWO INTERNATIONAL PLACE

BOSTON, MASSACHUSETTS 02120

T  (617) 248-5000        F  (617) 248-4000

www.choate.com

January     , 2006

Good Harbor Partners Acquisition Corp.

4100 North Fairfax Drive

Arlington, Virginia 22203

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1, File No. 333-128351 (“Registration Statement”), filed by Good Harbor Partners Acquisition Corp., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Act”), covering the registration thereunder of (collectively, the “Registered Securities”):

(i)	500,000 Series A Units (“Series A Units”), each consisting of two shares of common stock, $.0001 par value per share, of the Company (the “Common Stock”) and ten Class Z warrants to purchase an identical number of shares of Common Stock (the “Class Z Warrants”);

(ii)	4,600,000 Series B Units (“Series B Units”), each consisting of two shares of Class B common stock, $.0001 par value per share, of the Company (the “Class B Common Stock”), and two Class W Warrants to purchase an identical number shares of Common Stock (the “Class W Warrants” and, collectively with the Class Z Warrants, the “Warrants”);

(iii)	1,000,000 shares (the “Common Shares”) of Common Stock, underlying the Series A Units;

(iv)	9,200,000 shares (the “Class B Shares”) of Class B Common Stock, underlying the Series B Units;

(v)	9,200,000 shares of Common Stock issuable upon conversion of the Series B Shares (the “Class B Conversion Shares”);

(vi)	9,200,000 Class W Warrants;

(vii)	5,000,000 Class Z Warrants;

(viii)	14,200,000 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Stock”);

(ix)	75,000 Series A Units issuable upon exercise of the underwriters’ over-allotment option (the “Over-Allotment Series A Units”);

(x)	690,000 Series B Units issuable upon exercise of the underwriters’ over-allotment option (the “Over-Allotment Series B Units”);

(xi)	150,000 shares of Common Stock issuable upon exercise of the underwriters’ over-allotment option, underlying the Over-Allotment Series A Units (the “Over-Allotment Common Stock”);

(xii)	1,380,000 shares of Class B Common Stock underlying the Over-Allotment Series B Units (the “Over-Allotment Class B Common Stock”) issuable upon exercise of the underwriters’ over-allotment option;

(xiii)	1,380,000 shares of Common Stock issuable upon conversion of the Over-Allotment Class B Common Stock (the “Over-Allotment Conversion Shares”);

(xiv)	1,380,000 Class W Warrants issuable upon exercise of the underwriters’ over-allotment option to purchase an identical number of shares of Common Stock (the “Over-Allotment Class W Warrants”);

(xv)	750,000 Class Z Warrants issuable upon exercise of the underwriter’s over-allotment option to purchase an identical number of shares of Common Stock (the “Over-Allotment Class Z Warrants” and, collectively with the Over-Allotment Class W Warrants, the “Over-Allotment Warrants”);

(xvi)	2,130,000 shares of Common Stock issuable upon exercise of the Over-Allotment Warrants (the “Over-Allotment Warrant Stock”);

(xvii)	an option issuable to the representative of the underwriters named in the Registration Statement to purchase Series A Units of the Corporation and/or Series B Units of the Corporation (the “Representative’s Purchase Option”);

(xviii)	25,000 Series A Units issuable upon exercise of the Representative’s Purchase Option (the “Representative’s Series A Units”);

(xix)	230,000 Series B Units issuable upon exercise of the Representative’s Purchase Option (the “Representative’s Series B Units”);

(xx)	50,000 shares of Common Stock issuable upon the exercise of the Representative’s Purchase Option (the “Representative’s Common Stock”);

(xxi)	460,000 shares of Class B Common Stock issuable upon the exercise of the Representative’s Purchase Option (the “Representative’s Class B Common Stock” and, collectively with the Representative’s Common Stock, the “Representative’s Stock”);

(xxii)	460,000 shares of Common Stock issuable upon the conversion of the Representative’s Class B Common Stock (the “Representative Conversion Shares” and, collectively with the Class B Conversion Shares and the Over-Allotment Conversion Shares, the “Conversion Shares”);

(xxiii)	460,000 Class W Warrants issuable upon the exercise of the Representative’s Purchase Option, to purchase an identical number of shares of Common Stock (the “Representative’s Class W Warrants”);

(xiv)	250,000 Class Z Warrants issuable upon the exercise of the Representative’s Purchase Option, to purchase an identical number of shares of Common Stock (the “Representative’s Class Z Warrants” and, collectively with the Representative’s Class W Warrants, the “Representative’s Warrants”); and

(xv)	710,000 shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Stock”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that:

1. The Series A Units, Series B Units, Common Shares, Class B Shares, Warrant Stock, Over-Allotment Series A Units, Over-Allotment Series B Units, Over-Allotment Common Stock, Over-Allotment Class B Common Stock, Over-Allotment Warrant Stock, Representative’s Series A Units, Representative’s Series B Units, Representative’s Stock, Conversion Shares, Representative’s Warrant Stock, have been duly authorized and, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

2. The Class W Warrants, Class Z Warrants, Over-Allotment Class W Warrants, Over-Allotment Class Z Warrants, Representative’s Purchase Option, Representative’s Class W Warrants and Representative’s Class Z Warrants constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights and remedies generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

We express no opinion as to any provision contained in or otherwise made a part of the Registered Securities (i) providing for rights of indemnity or contribution, (ii) purporting to waive (or having the effect of waiving) any rights under the Constitution or laws of the United States of America or any state or other jurisdiction, (iii) providing for, or having the effect of, releasing any person prospectively from liability for its own wrongful or negligent acts, or breach of such documents and instruments, (iv) specifying the jurisdiction the laws of which shall be applicable thereto or specifying or limiting the jurisdictions before the courts of which cases relating to the Registered Securities may be brought, (v) restricting access to legal or equitable remedies, (vi) providing that the failure to exercise any right, remedy or option under the Registered Securities shall not operate as a waiver thereof, (vii) to the effect that amendments, waivers and modifications to the Registered Securities may only be made in writing, (viii) purporting to establish any evidentiary standard, (ix) granting any power of attorney, (x) purporting to waive or otherwise affect any right to receive notice, or (xi) purporting to restrict competition.

This opinion is limited to the laws of The Commonwealth of Massachusetts, the laws of the United States of America and Delaware general corporation laws (including the applicable provisions of the Delaware constitution and reported judicial opinions interpreting same), and does not purport to express any opinion on the laws of any other jurisdiction. Our opinion contained in paragraph 2 assumes that the applicable laws of the State of New York are the same as The Commonwealth of Massachusetts.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion is limited to the matters expressly set forth herein. This opinion is given and speaks only as of the date hereof and is limited to our knowledge of the facts and the laws, statutes, rules and regulations, and judicial and administrative interpretations thereof, as currently in effect, and assumes no event will take place in the future that will affect the opinions set forth herein. These are all subject to change, possibly with retroactive effect. We assume no obligation to advise any party of changes of any kind that may hereafter be brought to our attention, even if such changes would affect our opinion, or to update or supplement this opinion after the date hereof.

Very truly yours,

/S/    CHOATE, HALL & STEWART LLP